Joint Filer Information

Name:  Ardsley Partners Renewable Energy Fund, L.P.
Address:  262 Harbor Drive, Stamford, Connecticut 06902
Designated Filer:  Ardsley Advisory Partners
Issuer & Ticker Symbol:  ZBB Energy Corporation  (ZBB)
Date of Event Requiring Statement:   10/15/2010

Signature:	ARDSLEY PARTNERS RENEWABLE ENERGY FUND, L.P.

BY:	Ardsley Partners I, its general partner

BY:	/s/ Steve Napoli
Name:	Steve Napoli
Title:	General Partner

Name: Ardsley Renewable Energy Offshore Fund, Ltd.
Address: Romasco Place, Wickhams Cay 1, Roadtown Tortola, British Virgin Islands
Designated Filer:  Ardsley Advisory Partners
Issuer & Ticker Symbol:  ZBB Energy Corporation  (ZBB)
Date of Event Requiring Statement:   10/15/2010

Signature:	ARDSLEY RENEWABLE ENERGY OFFSHORE FUND, LTD.

BY:	/s/ Steve Napoli
Name:	Steve Napoli
Title:	Director

FORM 3 (continued)

Name:  Ardsley Partners I
Address:  262 Harbor Drive, Stamford, Connecticut 06902
Designated Filer:  Ardsley Advisory Partners
Issuer & Ticker Symbol:  ZBB Energy Corporation  (ZBB)
Date of Event Requiring Statement:   10/15/2010

Signature:	ARDSLEY PARTNERS I

BY:	/s/ Steve Napoli
Name:	Steve Napoli
Title:	General Partner

Name:  PHILIP J. HEMPLEMAN, individually
Address:  262 Harbor Drive, Stamford, Connecticut 06902
Designated Filer:  Ardsley Advisoryartners
Issuer & Ticker Symbol:  ZBB Energy Corporation  (ZBB)
Date of Event Requiring Statement:   10/15/2010

BY:	/s/ Steve Napoli
Name:	Steve Napoli As attorney in fact for Philip J. Hempleman

*	Evidence of Power of Attorney was filed with the Schedule 13G/A filed on February 15, 2006 (Acc-no: 0000902664-06-000895) and is incorporated by reference into this filing.